                                                                   EXHIBIT 10.20


                                                     July 28, 2003

Samuel Zell
President and Chief Executive Officer
Danielson Holding Corporation
Two North Riverside Plaza
Suite 600
Chicago, Illinois 60606

Dear Mr. Zell:

This letter agreement confirms our understanding that Danielson Holding Corporation (the "Company" or "you") has engaged Credit Suisse First Boston LLC and its affiliates, successors and assigns, as appropriate ("CSFB", "we" or "us"), to act as its exclusive financial advisor with respect to the Company's proposed Acquisition (as defined below) of the domestic waste-to-energy, independent power production and water and wastewater operations of Covanta Energy Corporation (the "Target").

As part of our engagement, we will, as requested:

(a) assist the Company in evaluating the Acquisition, including as necessary business and financial due diligence and analysis of the Target;

(b) assist the Company in developing a strategy to effectuate the Acquisition, including evaluating financing and structuring alternatives;

(c) advise the Company on the structuring and terms of any potential equity or equity-linked financing at the Company undertaken in connection with the Acquisition; and

(d) render a written opinion, upon further request, as to the fairness from a financial point of view to the Company of the consideration to be paid by the Company in the Acquisition (an "Opinion").

In connection with CSFB's engagement, the Company will furnish CSFB with all information concerning the Company and, to the extent available to the Company, the Target, which CSFB reasonably deems appropriate and will provide CSFB with access to the officers, directors, employees, accountants, counsel and other representatives (collectively, the "Representatives") of the Company and, as practicable, the Target, it being understood that CSFB will rely solely upon such information supplied by the Company, the Target and their respective Representatives without assuming any responsibility for independent investigation or verification thereof. In addition, the Company agrees to promptly advise CSFB of any material event or change in the business, affairs, condition (financial or otherwise) or prospects of the Company or, to the knowledge of the Company, the Target that occurs during the term of CSFB's engagement hereunder. All non-public information concerning the Company or the Target, which is given to CSFB in connection with this engagement, will be used solely in the course of the performance of our services hereunder and will be treated confidentially by us for so long as it remains non-public. Except as otherwise required by applicable law or judicial or regulatory process, CSFB will not disclose this information to a third party without the Company's consent.

As compensation for our financial advisory services hereunder, the Company agrees to pay CSFB as follows (subject to setoff as set forth below):
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                                                                          Page 2

(1) if, and only if, (a) a definitive acquisition agreement and other necessary transaction documents pertaining to the Acquisition (the "Acquisition Documents") are mutually executed and delivered, and (b) to the extent necessary, the United States Bankruptcy Court approves the terms and conditions of the Acquisition Documents, then upon such occurrence of (a) and (b), the Company shall be obligated to pay CSFB $1 million in immediately available funds (the "Approval Payment"), which payment will be made within 2 business days after the reimbursement of any portion of the Company's expenses by the Target;

(2) if, and only if, the Acquisition closes, the Company shall pay CSFB an additional $3 million in immediately available funds (the "Closing Payment") within 1 business day after the closing of the Acquisition; and

(3) if, and only if, neither the Approval Payment nor the Closing Payment have been paid in accordance with this agreement on or before December 24, 2003, or the Company terminates this agreement (other than for CSFB's gross negligence or bad faith), the Company shall pay CSFB $750,000 in immediately available funds (the "Guaranteed Payment"), within 5 business days thereafter; it being understood that the entire Guaranteed Payment (to the extent paid) shall be credited against the Approval Payment or the Closing Payment (but shall not be credited against both the Approval Payment and the Closing Payment) if and when such Approval Payment or Closing Payment, as the case may be, is paid.

As compensation for our rendering of an Opinion, the Company agrees to pay CSFB an opinion fee equal to $500,000 (the "Opinion Fee"), payable upon the rendering of an Opinion to the Company's Board of Directors. The Opinion Fee will be fully creditable (to the extent paid) against the Approval Payment; provided, however, that if the Approval Payment has already been paid at the time the Opinion Fee becomes payable, the Opinion Fee will not be creditable against the Approval Payment and will instead be fully creditable (to the extent paid) against the Closing Payment.

In addition, the Company agrees to periodically reimburse CSFB for all customary and reasonable out-of-pocket expenses, including the customary and reasonable fees and expenses of its outside legal counsel, if any, and any other advisor retained by CSFB (it being understood that the retention of any such advisor, other than outside legal counsel, will be made only with the prior approval of the Company, which shall not be unreasonably withheld or delayed), resulting from or arising out of this engagement.

All fees and expenses payable hereunder are net of all applicable withholding and similar taxes.

In consideration of the mutual promises made herein, notwithstanding anything to the contrary in the letter agreement between CSFB, the Company and the Special Committee of the Board of Directors of the Company, dated December 20, 2002 (the "ACL Engagement Letter"), CSFB shall not be entitled to any payment of the Restructuring Fee (as such term is defined in the ACL Engagement Letter); provided, however, that, the parties shall allocate a portion (as agreed upon) of the Approval Payment, Closing Payment or Guaranteed Payment, as applicable, in respect of the services provided by CSFB pursuant to the ACL Engagement Letter. Notwithstanding anything to the contrary herein, CSFB shall continue to be entitled to reimbursement of out-of-pocket expenses pursuant to Section 3(c) of the ACL Engagement Letter without duplication hereunder. The ACL Engagement Letter shall continue in full force and effect as modified hereby.

For purposes of this agreement, "Acquisition" shall include, without limitation, any investment in or acquisition (whether in one or a series of transactions) of all or a majority of the capital stock, assets or other interests of the Target or any entity comprising the Target by the Company or its affiliates, regardless of the form any such investment or acquisition takes. Without limiting the generality of the foregoing, it is understood that any transaction resulting in the Company's ownership of more than 50% of Target's voting stock will be deemed a consummated Acquisition for purposes of determining if and when the full Approval Payment and Closing Payment are payable.
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                                                                          Page 3

If we are requested to render an Opinion to the Company with respect to the fairness from a financial point of view of the consideration paid by the Company pursuant to the Acquisition, the nature and scope of our analysis as well as the form and substance of our Opinion shall be such as we reasonably deem appropriate. If requested by you, our Opinion shall be delivered in writing.

No advice or Opinion rendered by CSFB, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent, which shall not be unreasonably withheld or delayed. In addition, neither CSFB, the Company, nor the terms of this engagement may be otherwise referred to without CSFB's or the Company's prior written consent, as the case may be (provided, that such restrictions on references to the Company only apply to references to the Company by the investment banking division of CSFB in connection with this engagement and furthermore, without limiting the generality of the foregoing, do not restrict, amend or alter any of CSFB's rights pursuant to the following paragraph and CSFB's policies and procedures related to its research analysts), which consent shall not be unreasonably withheld or delayed. The Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Acquisition and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and structure. The obligations of the Company and CSFB pursuant to this paragraph shall survive any expiration or termination of this agreement or CSFB's engagement hereunder.

The Company acknowledges that CSFB may, at its option and expense and after announcement of the Acquisition, place announcements and advertisements or otherwise publicize the Acquisition and CSFB's role in it (which may include the reproduction of the Company's logo) on CSFB's Internet Website and in such financial and other newspapers and journals as it may choose, stating that CSFB has acted as financial advisor to the Company in connection with the Acquisition.

Since CSFB will be acting on behalf of the Company in connection with its engagement hereunder, the Company and CSFB agree to the indemnity provisions and other matters set forth in Annex A which is incorporated by reference into this agreement.

In addition, if the Target undertakes a public offering or private placement of debt securities, or the Company or one of its subsidiaries undertakes a public offering or private placement of debt securities for the benefit of the Target (in each case, a "Debt Financing"), CSFB shall have the right of first refusal to serve in the role of lead arranger, lead managing underwriter or exclusive placement agent or principal counterparty, as applicable, so long as the proposed terms, conditions and fees related to such transaction are at least as favorable to the Company as any other bona fide written offer to serve in such role made to the Company by an internationally recognized bulge bracket investment bank, in connection with any Debt Financing through December 31, 2005. As compensation for any such services in connection with a Debt Financing, the Company agrees to pay CSFB its customary fees to be mutually agreed upon at the appropriate time. The terms of any such additional engagements will be set forth in separate letter agreements containing terms and conditions to be mutually agreed upon, including without limitation appropriate indemnification provisions. The obligations of the Company pursuant to this paragraph shall survive any expiration or termination of this agreement or CSFB's engagement hereunder.

The Company further understands that if CSFB is asked to act for the Company in any other formal additional capacity relating to this engagement but not specifically addressed in this letter, such as acting as an underwriter in connection with the issuance of securities by the Company and/or the Target, then such activities shall constitute separate engagements and the terms and conditions of any such additional engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon, including without limitation appropriate indemnification provisions. The indemnity provisions in Annex A shall apply to any such additional engagements, unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagements, and shall remain in full force and effect regardless of any completion, modification or termination of CSFB's engagement(s).
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                                                                          Page 4

CSFB's engagement hereunder may be terminated at any time by either CSFB or the Company upon ten days' prior written notice thereof to the other party; provided, however, that in the event of any termination of CSFB's engagement hereunder by the Company (other than for CSFB's gross negligence or bad faith) CSFB will continue to be entitled to the full Approval Payment and Closing Payment provided for herein, as applicable, if CSFB would be entitled to such payment or payments but for such termination of CSFB's engagement hereunder, less the amount of the Guaranteed Payment, if paid, in the event that at any time prior to the expiration of twelve months after any such termination the Company consummates, or enters into a definitive agreement providing for, an Acquisition; and provided, further, that no termination of CSFB's engagement hereunder shall affect the Company's obligation to reimburse CSFB for its out-of-pocket expenses as provided for herein and to indemnify CSFB and certain related persons and entities as provided in Annex A.

CSFB is a full service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, CSFB or its affiliates may hold positions, for its own account or the accounts of customers, in equity, debt or other securities of the Company or any other company that may be involved in the matters contemplated by this agreement. Additionally, the Company acknowledges that CSFB is a contingent creditor to Covanta Energy Corporation pursuant to an existing letter of credit facility, and in such other capacity, may acquire information about the Target, Covanta Energy Corporation, and other prospective purchasers, CSFB shall have no obligation to disclose such information, or the fact that CSFB is in possession of such information, to the Company or to use such information on the Company's behalf. CSFB has adopted policies and procedures designed to preserve the independence of its research analysts whose views may differ from those of CSFB's investment banking division.

In connection with this engagement, CSFB is acting as an independent contractor and not in any other capacity, with duties owing solely to the Company. All aspects of the relationship created by this agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of the City of New York, to whose jurisdiction the Company hereby irrevocably submits. The Company hereby irrevocably waives any defense or objection to the New York forum designated above. Each of CSFB and the Company waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of CSFB pursuant to, or the performance by CSFB of the services contemplated by, this agreement.
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                                                                          Page 5

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                                    Very truly yours,

                                    CREDIT SUISSE FIRST BOSTON LLC



                                    By:
                                        ---------------------------------------
                                        Name: Niron Stabinsky
                                        Title: Director


Accepted and agreed to as of the date first written above:

DANIELSON HOLDING CORPORATION



By:
    ---------------------------------------------
    Name:  Samuel Zell
    Title: President and Chief Executive Officer

                                     ANNEX A

                                                                   July 28, 2003

In further consideration of the agreements contained in our engagement letter dated the date hereof (the "engagement"), in the event that Credit Suisse First Boston LLC ("CSFB") or any of its affiliates, the respective directors, officers, partners, agents or employees of CSFB or any of its affiliates, or any other person controlling CSFB or any of its affiliates (collectively, "Indemnified Persons") becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of Danielson Holding Corporation (the "Company"), in connection with or as a result of the engagement or any matter referred to in the engagement, the Company will reimburse such Indemnified Person for its reasonable and customary out-of-pocket legal and other expenses (including without limitation the out-of-pocket costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) incurred in connection therewith as such out-of-pocket expenses are incurred, except to the extent that indemnification would be unavailable for such claims as provided below. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, "Losses") (A) related to or arising out of (i) the Company's actions or failures to act (including statements or omissions made or information provided by the Company or its agents) or (ii) actions or failures to act by an Indemnified Person with the Company's consent or in reasonable reliance on the Company's actions or failures to act (provided, that CSFB's unreasonable reliance on the Company's actions or failures to act shall be deemed to be included within clause (B))or (B) otherwise related to or arising out of the engagement or CSFB's performance thereof, except that this clause (B) shall not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted primarily from the bad faith or gross negligence of any Indemnified Person. If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by CSFB, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of CSFB on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by CSFB from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and CSFB, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the engagement, bears to (ii) all fees actually received by CSFB in connection with the engagement.

The Company will not, without CSFB's prior written consent, which shall not be unreasonably withheld or delayed, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit, investigation or proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person's prior written consent, which shall not be unreasonably withheld or delayed. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company's prior written consent, which shall not be unreasonably withheld or delayed, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to herein.
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                                                                          Page 7

Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will notify CSFB in writing thereof (if not previously so notified) and, if requested by CSFB, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to CSFB.

The Company's obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. The Company acknowledges that in connection with the engagement CSFB is acting as an independent contractor and not in any other capacity with duties owing solely to the Company. This agreement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and the respective appellate courts thereof. Notwithstanding the foregoing, solely for purposes of enforcing the Company's obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim subject to this agreement is brought by or against any Indemnified Person. CSFB HEREBY AGREES, AND THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT OR CSFB'S PERFORMANCE THEREOF.

The provisions of this agreement shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


DANIELSON HOLDING CORPORATION



By:
    --------------------------------
    Name:  Samuel Zell
    Title: President and Chief Executive Officer



Accepted and agreed to as of the date hereof:
CREDIT SUISSE FIRST BOSTON LLC



By:
    --------------------------------
    Name:  Niron Stabinsky
    Title: Director